                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Computervision Corporation:

We have reviewed the accompanying condensed consolidated balance sheet of Computervision Corporation and subsidiaries as of March 30, 1997, and the related consolidated statements of operations and cash flows for the three-month periods ended March 30, 1997 and March 31, 1996. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8, subsequent to April 24, 1997 the original date of our review report, the Company has experienced significant shortfalls in revenue, has incurred significant losses from operations, and based on unaudited financial statements, has significant negative working capital at September 28, 1997. As a result of these factors and other adverse conditions, the Company may be unable to continue as a going concern. Management's plans to deal with these conditions are also described in
Note 8. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Computervision Corporation and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended (not presented separately herein), and in our report dated March 27, 1997 (except with respect to the matter discussed in Note 4, as to which the date is April 15, 1997 and the matters discussed in Note 15, as to which the date is November 10, 1997), we included an explanatory paragraph that describes the substantial doubt about the Company's ability to continue as a going concern. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1996 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                     ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 24, 1997 (except with
respect to the matters
discussed in Note 8, as to
which the date is November 10, 1997)

                          COMPUTERVISION CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                               (Unaudited)
                                                            December 31,        March 30,
ASSETS                                                          1996               1997
---------------------------------------------------------- ----------------   ---------------
CURRENT ASSETS
    Cash and cash equivalents                                      $38,565           $27,557
    Accounts receivable, less allowance for doubtful
      accounts of $2,929 and $2,823, respectively                  102,509            76,792
    Current deferred income taxes                                    7,448             7,190
    Prepaid expenses and other current assets                       16,019            16,654
                                                           ----------------   ---------------
        TOTAL CURRENT ASSETS                                       164,541           128,193
PROPERTY AND EQUIPMENT, NET                                         31,055            26,765
DEFERRED INCOME TAX ASSETS                                           4,113             3,769
CAPITALIZED SOFTWARE                                                 1,276             1,186
DEFERRED FINANCE COSTS                                               3,734             3,332
OTHER ASSETS                                                         3,626             3,375
                                                           ----------------   ---------------
                                                                  $208,345          $166,620
                                                           ================   ===============
LIABILITIES AND STOCKHOLDERS' DEFICIT
----------------------------------------------------------
CURRENT LIABILITIES
    Accounts payable                                               $19,776           $21,753
    Notes payable and current portion of long-term debt              9,888            10,298
    Accrued compensation, severance and related costs               57,482            50,659
    Deferred revenue and customer advances                          40,503            45,279
    Accrued and deferred income taxes                               15,019            14,661
    Other current liabilities and accrued expenses                  81,822            81,083
                                                           ----------------   ---------------
        TOTAL CURRENT LIABILITIES                                  224,490           223,733
                                                           ----------------   ---------------
DEFERRED INCOME TAXES                                               30,174            30,078
LONG-TERM DEBT, LESS CURRENT PORTION                               217,346           217,367
OTHER LONG-TERM LIABILITIES                                         53,110            48,961
STOCKHOLDERS' DEFICIT
    Preferred stock, $0.01 par value; 5,000,000 shares
      authorized; none issued and outstanding
    Common stock, $0.01 par value; 100,000,000 shares
      authorized; 63,509,999 and 63,572,899 shares,
      respectively, issued and outstanding                             635               636
    Capital in excess of par value                               1,186,109         1,186,331
    Retained deficit                                           (1,511,148)       (1,545,092)
    Cumulative translation adjustment                                7,629             4,606
                                                           ----------------   ---------------
         TOTAL STOCKHOLDERS' DEFICIT                             (316,775)         (353,519)
                                                           ----------------   ---------------
                                                                  $208,345          $166,620
                                                           ================   ===============

       The accompanying notes are an integral part of these consolidated financial statements.

                          COMPUTERVISION CORPORATION

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    Three Months Ended
                                                             ---------------------------------
                                                               March 31,         March 30,
                                                                  1996              1997
                                                             ---------------   ---------------
SOFTWARE REVENUE
    Product                                                         $40,039           $16,609
    Services                                                         28,678            24,752
                                                             ---------------   ---------------
       Total Software Revenue                                        68,717            41,361
OTHER SERVICES REVENUE                                               44,518            36,448
                                                             ---------------   ---------------
       Total Revenue                                                113,235            77,809
COST OF SALES
    Software
        Product                                                       3,963             2,077
        Services                                                     16,454            16,789
    Other services                                                   32,290            33,494
                                                             ---------------   ---------------
       Total Cost of Sales                                           52,707            52,360
                                                             ---------------   ---------------
GROSS PROFIT                                                         60,528            25,449
SELLING AND ADMINISTRATIVE EXPENSE
    Software                                                         27,052            28,586
    Other Services                                                    5,893             5,582
RESEARCH, DEVELOPMENT AND ENGINEERING EXPENSE
    Software                                                         10,324            10,303
    Other Services                                                      175               131
NON-RECURRING CHARGES
    Software                                                              0                 0
    Other Services                                                        0             7,000
                                                             ---------------   ---------------
OPERATING INCOME (LOSS)
    Software                                                         10,924          (16,394)
    Other Services                                                    6,160           (9,759)
                                                             ---------------   ---------------
        Total Operating Income (Loss)                                17,084          (26,153)
INTEREST AND OTHER EXPENSE, NET                                       7,805             7,791
                                                             ---------------   ---------------
INCOME (LOSS) BEFORE INCOME TAXES                                     9,279          (33,944)
PROVISION FOR INCOME TAXES                                            1,111                -
                                                             ---------------   ---------------
NET INCOME (LOSS)                                                    $8,168         ($33,944)
                                                             ===============   ===============
EARNINGS (LOSS) PER SHARE                                             $0.13           ($0.53)
                                                             ===============   ===============
WEIGHTED AVERAGE SHARES OUTSTANDING                                  64,944            63,567
                                                             ===============   ===============




      The accompanying notes are an integral part of these consolidated financial statements.

                          COMPUTERVISION CORPORATION

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                (IN THOUSANDS)

                                                                                             Three Months Ended
                                                                                     ------------------------------------
                                                                                        March 31,           March 30,
CASH FLOWS FROM (USED FOR) OPERATIONS                                                     1996                1997
---------------------------------------------------------------------------------    ----------------    ----------------
    Net Income (Loss)                                                                         $8,168           ($33,944)
    Add items not requiring cash:
        Depreciation of property and equipment                                                 5,186               4,144
        Amortization of intangibles                                                              732                 154
        Amortization of finance costs and debt discounts                                         726                 727
        Provision for doubtful accounts                                                        (134)                  56
    Changes in assets and liabilities:
        Accounts receivable                                                                  (6,549)              21,164
        Prepaid expenses and other                                                           (2,803)               (111)
        Accounts payable, accrued expenses and income taxes                                 (19,125)               2,846
                                                                                     ----------------    ----------------
            Cash flows used for continuing operations                                       (13,799)             (4,964)
                                                                                     ----------------    ----------------
INVESTING ACTIVITIES
---------------------------------------------------------------------------------
    Expenditures for property and equipment                                                  (2,159)             (3,268)
    Increase in other assets                                                                    (12)               (259)
                                                                                     ----------------    ----------------
        Total cash flows used for investments                                                (2,171)             (3,527)
                                                                                     ----------------    ----------------
FINANCING ACTIVITIES
---------------------------------------------------------------------------------
    Increase in notes payable                                                                    848                 366
    Payments on long-term borrowings                                                           (622)                (260)
    Issuance of common stock under Stock Option Plan                                            944                  223
                                                                                     ----------------    ----------------
       Total cash flows from financing activities                                              1,170                 329
                                                                                     ----------------    ----------------
    Foreign exchange impact on cash                                                            (850)             (2,846)
                                                                                     ----------------    ----------------
    Net decrease in cash and cash equivalents                                               (15,650)            (11,008)
    Cash and cash equivalents at beginning of period                                          50,979              38,565
                                                                                     ----------------    ----------------
    Cash and cash equivalents at end of period                                               $35,329             $27,557
                                                                                     ================    ================
    Supplementary data requirements:
        Cash interest paid                                                                   $11,147             $10,648
        Cash taxes paid                                                                         $186                 $28

      The accompanying notes are an integral part of these consolidated financial statements.

The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments (all of which are of a normal recurring nature) which, in the opinion of management, are necessary for a fair statement of the results of the interim periods presented. The unaudited results of operations for the quarter ended March 30, 1997 are not necessarily an indication of the results of operations for the full year. These financial statements do not include all disclosures associated with annual financial statements and, accordingly, should be read in conjunction with the financial statements and footnotes for the year ended December 31, 1996 included in the Company's Form 10-K where certain terms have been defined.

(1) NOTES PAYABLE AND LONG-TERM DEBT  (IN THOUSANDS)


                                                                               December 31,        March 30,
                                                                                  1996               1997
                                                                               ----------          ----------
Notes Payable:
   Notes Payable to Banks                                                        $  3,277            $  3,643
   Revolving Credit Arrangement                                                        --                  --
                                                                               ----------          ----------
     Total Notes Payable                                                         $  3,277            $  3,643

Long-Term Debt:
   8% Convertible Subordinated Debentures, due 2009, net of
     unamortized discount of $17,456 and $17,147, and current
     portion of $5,500 and $5,500, respectively                                    31,154              31,463
   11-3/8% Senior Subordinated Notes, due 1999                                    175,000             175,000
   Other Long-Term Debt, less current portion of $1,111 and $1,155                 11,192              10,904
                                                                               ----------          ----------
     Total Long-Term Debt, less current portion                                  $217,346            $217,367
                                                                               ==========          ==========

Notes Payable to Banks

Notes payable to banks consist of borrowings by the Company's international subsidiaries under certain of the Company's lines of credit. Borrowings under such lines bear interest at prevailing or negotiated rates.

Revolving Credit Arrangement

In 1995, the Company entered into a three-year, $50,000 credit facility (the "Revolving Credit Facility") with its lending banks. The Revolving Credit Facility provided for a revolving line of credit of $50,000 for working capital and for sinking fund payments on the Company's 8% Convertible Subordinated Debentures (unpaid principal balance of $54,110 at December 31, 1996), of which $20,000 is available for letters of credit. Pursuant to the terms of the Revolving Credit Facility, the Company has granted the lenders a security interest in all of the Company's U.S. assets. Letters of credit outstanding at March 30, 1997 were $3,800 and there were no borrowings outstanding. The Revolving Credit Facility requires the Company to satisfy certain financial and other covenants. As a result of non-recurring charges of $19,500 in the fourth quarter of 1996 and the non-recurring charge of $7,000 in the first quarter of 1997, the Company would not have satisfied the financial covenants of its Revolving Credit Facility. As a result, in March 1997, the Company and its lending banks signed an amendment which modified the financial covenants through December 31, 1997. The Company also agreed with its banks that it would amend the Revolving Credit Facility to provide for a borrowing base limitation. Loans under the Revolving Credit Facility will bear interest at a Base Rate or Eurodollar rate, as selected by the Company, plus an Applicable Margin. On March 30, 1997, the rates ranged from 8.19% to 10%.

Due to the substantial shortfall in revenue for the quarter ended March 30, 1997, the Company was unable to satisfy certain of the financial covenants, as amended, under the Revolving Credit Facility (under which no borrowings were outstanding) ("Bank Covenants"). On April 15, 1997, the Company reached an agreement with its lending banks to waive the default in the Bank Covenants for the quarter ended March 30, 1997, to amend the Bank Covenants to conform with the Company's revised business plan for 1997, and to implement a borrowing base limitation (the "April 1997 Amendment"). Pursuant to the terms of the April 1997 Amendment, the Company may borrow funds secured by the accounts receivable of the Company, Computervision Pty. Limited (Australia), Computervision SA (France), Computervision GmbH (Germany) and

Computervision Limited (U.K.). Until such time as the April 1997 Amendment is executed (which the parties have agreed to execute by May 23, 1997), the Company may borrow on its U.S. accounts receivable ($8,800 at March 30, 1997). Thereafter, when the amendment is executed and the security interests are perfected, the Company may borrow up to a maximum of $50,000, subject to borrowing base requirements which at March 30, 1997 limited the borrowing capacity to approximately $30,000. In addition, the April 1997 Amendment also limits the borrowings outstanding at the end of each fiscal quarter ($18,000 for the second quarter of 1997, $21,000 for the third quarter of 1997 and $16,000 for each subsequent quarter), and increases the interest rate to LIBOR plus 2.5% for borrowings of $25,000 or less and LIBOR plus 3% for borrowings greater than $25,000.

Because the Company's borrowings under the amended Revolving Credit Facility will be limited to a fixed percentage of the Company's accounts receivable, the Company's ability to fund its operations over the short-term is dependent upon its success in achieving its revised business plan for 1997. (See Short-term Liquidity section of Management's Discussion and Analysis of Financial Condition and Results of Operations.)

Interest and Other Expense, net

Interest and Other Expense, net for the periods ended March 31, 1996 and March 30, 1997 consists of the following:

                                                 March 31,                March 30,
                                                    1996                    1997
                                            ---------------------    --------------------
Interest income                                   $         (539)       $           (385)
Interest expense                                           7,989                   8,013
Other expense, net                                           355                     163
                                            ---------------------    --------------------
     Interest and other expense, net              $        7,805        $          7,791
                                            =====================    ====================

(2) NON-RECURRING CHARGE

The results for the first quarter of 1997 include a non-recurring charge of $7,000 related primarily to the reorganization of the OSS business as a stand alone business unit (primarily personnel reductions of approximately 60 positions in OSS and the closing of facilities), as well as expenses incurred in connection with the terminated agreement to sell the OSS business to J.F. Lehman.

Of the $11,000 of restructuring costs included in the non-recurring charge of $14,500 recorded in the fourth quarter of 1996, the Company paid out approximately $1,600 during the first quarter of 1997.

As discussed in the Company's Form 10-K for the year ended December 31, 1996, the Company undertook restructuring its software business due principally to the Company's failure to meet its revenue plan for the first quarter of 1997 and reflects revisions to its 1997 business plan. The restructuring efforts are focussed on reducing the costs in its business. While the Company previously estimated that the charge would be approximately $12,000, it has not yet finalized the components or the amount of the charge and the charge could be substantially larger than previously estimated.

(3) INDUSTRY SEGMENT AND GEOGRAPHIC OPERATIONS

The Company operates in two industry segments: Software - providing CAD/CAM solutions and services including training and consulting services incident to those products; and OSS - providing services and training for other hardware and software products. Segment income statement financial information is broken out separately on the face of the income statement. Segment balance sheet financial information is as follows:

                                                      Software                OSS                 Total
                                                  -----------------     -----------------    -----------------
Balance Sheet and Cash Flow:
December 31, 1996
Accounts Receivable                                          76,563                25,946              102,509
Fixed Assets                                                 18,072                12,983               31,055
Other                                                         1,276                     -                1,276
Corporate Assets                                                  -                     -               73,505
                                                                                             -----------------
Total Assets                                                                                           208,345

March 30, 1997
Accounts Receivable                                          50,539                26,253               76,792
Fixed Assets                                                 17,004                 9,761               26,765
Other                                                         1,186                     -                1,186
Corporate Assets                                                  -                     -               61,877
                                                                                             -----------------
Total Assets                                                                                           166,620
Capital Expenditures                                          1,789                 1,479                3,268
Depreciation and Amortization                                 2,348                 1,950                4,298


(4) LITIGATION

The Company is currently involved in lawsuits which could have an adverse impact upon the Company's short-term liquidity and results of operations if unfavorable judgments are rendered against the Company. There have been no significant changes to the Company's outstanding litigation since the filing of the Company's Form 10-K for the twelve months ended December 31, 1996.

(5) RELATED PARTY TRANSACTION

The Company recognized $11,200 of software product revenue from Peugeot SA during the quarter ended March 31, 1996. A member of senior management of Peugeot SA is also a director of the Company.

(6) EARNINGS PER SHARE

Fully diluted earnings per share for the three months ended March 30, 1997 would have been the same as primary earnings per share and, therefore, have not been presented separately.

During 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings per Share," which specifies a new computation for earnings per share. SFAS 128 is effective for periods ending after December 15, 1997. Had SFAS 128 been adopted as of January 1, 1996, there would have been no effect on the Company's reported earnings per share for the quarters ended March 30, 1997 and March 31, 1996.

 (7) RECLASSIFICATIONS

Certain prior year balances in the financial statements have been reclassified to conform to the current year financial statement presentation.

(8) SUBSEQUENT EVENTS

     During the quarter ended June 29, 1997 the Company recorded a non-recurring charge, related primarily to the restructuring of the software business in order to reduce the costs in the business and improve operating results in future periods. Of the $45,000 non-recurring charge, $38,000 represents the cash portion and consists of primarily personnel reductions of approximately 300 positions and the closing of facilities.

     As a result of the shortfall in revenue and the non-recurring charge of $45,000 in the quarter ended June 29, 1997, the Company was unable to satisfy certain of the financial covenants, as amended under the Revolving Credit Facility. The default was not waived by the lending banks. As discussed below, the Company repaid the outstanding borrowings under the Revolving Credit Facility, including cash collateralizing the letters of credit and has since terminated the agreement.

     On July 18, 1997, the Company completed the sale of OSS to CVSI Inc. ("CVSI"). As a result of this transaction, the Company received $32,600 in cash, of which $7,600 was paid by Sass, for 76% of CVSI's Class A voting stock. The remaining $25,000 was paid to the Company by CVSI, and, in addition, the Company received a subordinated note from CVSI in the principal amount of $10,000. The Company will retain 24% of CVSI's Class A voting common stock and 100% of its Class B non-voting stock (to which it has currently assigned no value). Sass has been provided incentive options to purchase the remaining 24% Class A common stock held by the Company should it retire within the first year the $10,000 subordinated note as well as purchase all of the Class B non-voting stock for $15,000. In addition, the Company has agreed that if CVSI does not achieve certain specified levels of product revenues and operating margins from Computervision initiated referrals, CVSI will have the option to purchase, at a nominal price, some or all of the remaining Class A stock held by the Company. In no instance can CVSI raise additional funds without first applying the proceeds to retire the $10,000 subordinated note and purchase Class B stock for $15,000. The Company used approximately $14,000 of the cash proceeds to pay outstanding borrowings under the Revolving Credit Facility. The remaining cash proceeds were used for transaction costs and other working capital needs.

     On September 3, 1997, the Company closed an $8,500 bridge loan facility (the "Bridge Term Loan") with M.D. Sass Corporate Resurgence Partners, L.P., an affiliate of Sass.

     In October 1997, the Company closed $17,500 in bridge financing with Foothill Capital Corporation ("Foothill"), a subsidiary of Norwest Corporation. A portion of the proceeds was used to repay the existing Bridge Term Loan. The $17,500 bridge financing is secured by substantially all of the Company's assets and matures on November 15, 1997 and accrues interest at a rate of 12.5%. The Company also received a proposal for a $47,250 credit facility with Foothill, which will be secured by substantially all of the Company's assets and will have a term of 18 months. The Company expects to close the facility by November 14, 1997, at which time it will repay the $17,500 bridge financing. Of the $47,250 facility, $41,000 is subject to a fixed borrowing base which does not fluctuate, and the remainder is subject to available eligible accounts receivable.

     The Company has experienced significant shortfalls in revenue, incurred significant operating losses and has significant negative working capital at September 28, 1997. The facility described above provides financing to meet the Company's immediate cash needs. If the Company were unable to secure additional financing, it would be unable to meet its remaining principal short-term liquidity requirements, including debt service, restructuring payments, normal working capital and other cash requirements, which would have a material adverse effect on the Company's on-going operations and would adversely affect the solvency of the Company. These issues raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     On November 3, 1997, the Company announced a definitive merger agreement with Parametric Technology Corporation ("PTC") under which PTC will acquire the Company in a stock for stock transaction. Under the terms of the transaction, each share of the Company's common stock will be exchanged for 0.0866 shares of PTC common stock. The transaction is intended to be accounted for as a pooling of interests and to qualify as tax free reorganization. The agreement is subject to several conditions, including regulatory approvals and the approval of the Company's shareholders. If the merger is not consummated, the Company will have to either substantially curtail its business operations or seek protection under the bankruptcy laws.